EXHIBIT 23





               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33784) of Stone Container Corporation of our report dated June 23, 1997 appearing in the Annual Report of the Stone Container Corporation Deferred Income Savings
Plan on Form 11-K for the year ended December 31, 1996.




PRICE WATERHOUSE LLP

Chicago, Illinois
June 27, 1997